Exhibit 99.3

Williams Scotsman Employee Q&A

1.              When is the transaction expected to close?

•                  The transaction is expected to close in the fourth quarter of 2007.

2.              How long have discussions been going on between Williams Scotsman and Algeco?

•                  The proxy statement will describe in detail the process leading up to the merger transaction.

3.              What are the terms of the agreement?

•                  The main terms of the agreement are as follows:

-                    Ristretto will purchase all outstanding shares of Williams Scotsman for $28.25 per share in cash.

-                    Gerry Holthaus, currently Chairman and Chief Executive Officer of Williams Scotsman, is expected to also become the Chief Executive Officer of Ristretto, Algeco’s parent company, upon completion of the acquisition, responsible for all operations of the combined company.

-                    Bruno Roqueplo will continue as Chief Executive Officer of Algeco, reporting to Gerry Holthaus.

-                    The merger agreement includes a customary termination provision.

•                  Please refer to the press release we distributed today for a full description of the terms of the transaction.

4.              Will there be layoffs at Williams Scotsman?  What will happen with positions that overlap between Williams Scotsman and Algeco?

•                  We do not anticipate any job reductions in our North American operations as a result of the transaction.

•                  The combination of Williams Scotsman’s business in Spain with Algeco’s in Spain will be subject to the consent of the relevant competition authorities. At the appropriate time, the management teams of both companies will work together to better determine exactly how the two organizations will fit together.  It’s simply too early to tell what the outcome of that process will be, but we will provide you with updates in a timely fashion. For now it’s business as usual for both Algeco and Williams Scotsman in Spain.

5.              What will happen to Williams Scotsman’s operations in Spain?  Will they be closed?

•                  The combination of Williams Scotsman’s business in Spain with Algeco’s in Spain will be subject to the consent of the relevant competition authorities. At the appropriate time, the management teams of both companies will work together to better determine exactly how the two organizations will fit together.  It’s simply too early to tell what the outcome of that process will be, but we will provide you with updates in a timely fashion. For now it’s business as usual for both Algeco and Williams Scotsman in Spain.

6.              What will happen to the Williams Scotsman brand name?

•                  It is expected that Williams Scotsman will continue to operate under the Williams Scotsman name in North America.

7.              Where will the combined company headquarters be located?

•                  It is expected that Williams Scotsman’s headquarters in Baltimore will become the global headquarters for Algeco with shared services located there and in Algeco’s existing shared services center in Macon, France.

8.              What changes can we expect to see in the near-term?

•                  Basically, it is business as usual for our North American employees. This transaction is an opportunity for growth, not a consolidation.  After the deal is finalized, it is expected that Williams Scotsman will continue to operate under the Williams Scotsman name in North America, and our business will be unaffected by the acquisition.  Algeco has no presence in the North American marketplace and it is expected that there will be no layoffs in Williams Scotsman’s North American operations as a result of the transaction.

•                  The combination of Williams Scotsman’s business in Spain with Algeco’s in Spain will be subject to the consent of the relevant competition authorities. At the appropriate time, the management teams of both companies will work together to better determine exactly how the two organizations will fit together.  It’s simply too early to tell what the outcome of that process will be, but we will provide you with updates in a timely fashion. For now it’s business as usual for both Algeco and Williams Scotsman in Spain.

9.              What effect does this have on my compensation (salary and bonus)?

•                  Today’s announcement does not have any impact on your current salary.  As always bonuses and commissions are based on individual, team and company performance, and are not guaranteed.

•                  This acquisition will not impact this year’s bonus pool.  The only way it could have an impact is if we lose focus on executing business goals and stop serving the customer at the levels we are known for by the marketplace.

•                  Human Resources will be distributing further detail in the coming weeks.

10.       What happens to our benefits?

•                  The transaction has no impact on benefits, vacation time, etc.

•                  Human Resources will be distributing further detail in the coming weeks.

11.       I own shares in Williams Scotsman.  What do I need to do in order to receive the cash distribution?

•                  They shall be cancelled and converted into the right to receive $28.25 per share in cash, payable upon surrender of a stock certificate in accordance with instructions you will receive.

12.       What happens to the ESPP shares I already own?

•                  They shall automatically vest and shall then be cancelled and converted into the right to receive $28.25 per share in cash, payable upon surrender of a stock certificate in accordance with instructions you will receive.

13.       What happens to my stock options?

•                  All options granted to you prior to July 5, 2007, shall automatically vest and then be cancelled and converted into the right to receive the difference between the per share price of $28.25 received in connection with the transaction and the exercise price of your option.

                        All options granted to you on July 5, 2007, shall be cancelled and converted into the right to receive cash equal to the difference between the per share price of $28.25 received in connection with the transaction and the exercise price of your option, payable on the first anniversary of the transaction if you are still employed or upon your termination of employment if earlier, however, if you are terminated for cause or you voluntarily resign your right to receive such payment shall be forfeited.

14.       Will I have to travel or relocate?

•                  One of the great aspects of this transaction is the opportunities for development it presents to our employees.  Overall, the requirements of your current position will not change.  If your role requires travel now, it will continue to do so after the transaction closes.  If it doesn’t, that should remain the same as well.  If, however, you’d like to explore the possibility of taking on a role in the European operations of the combined company, please let your supervisor know.

15.       Is there a chance this transaction will not be completed?

•                  There is always a chance that a transaction is not finalized.  However, we anticipate a smooth path towards a closing some time in the fourth quarter of 2007.

16.       What do I do if I’m contacted by the press?

•                  As in the past, if you are contacted the press you should explain that you are not the right person to answer the question and pass all calls through to Michele Cunningham at (410) 931-6066.

17.       What do I do if I’m contacted by investors?

•                  As in the past, if you are contacted by investors you should explain that you are not the right person to answer the question and pass all calls through to Bob Singer at (410) 931-6108.

Integration

18.          What is happening with the Williams Scotsman management team? What will the management structure look like? Who will run the business?

•                  One of the characteristics that attracted Algeco to Williams Scotsman was the strength of the management team.  As a result, we anticipate there will be very few changes in the management structure as a result of the transaction.  It is expected that Gerry Holthaus will remain Chief Executive Officer of Williams Scotsman and also become the Chief Executive Officer of Ristretto, Algeco’s parent company upon completion of the acquisition, responsible for all operations of the combined company, and that Williams Scotsman’s North American management team will continue to serve the company once the transaction is completed. Similarly, Algeco’s management team will continue to lead the business in Europe, reporting to Gerry Holthaus.

19.          How long will the integration process take?

•                  Given that there is very little overlap between the operations of Williams Scotsman and Algeco, we do not expect a long integration process to be necessary.

External Communications

20.          Will the brand names continue?

•                  Both Algeco and Williams Scotsman have established strong brand names in their respective markets.  As a result, there are no plans to integrate the businesses under one name for operational purposes.  It is anticipated that Williams Scotsman will continue to do its business in North America under the Williams Scotsman name.

21.          I interact with suppliers and customers.  What should I tell them?

•                  For Suppliers: A separate communication and Q&A for our suppliers has been developed and will be distributed to all employees with supplier interaction.

•                  For Customers:  A separate communication and Q&A for our customers has been developed and will be distributed to all employees with customer interaction.

22.          Why are we learning about this on the day of the announcement and not sooner? We could have been better prepared for our customers and suppliers.

•                  This is great news for Williams Scotsman.  It’s also a material financial event for the company.  As a public company, we are restricted by U.S. Securities and Exchange Commission regulations on how and when we can distribute material information to shareholders and the broader public.  From a regulatory standpoint, this was the earliest possible time at which we could communicate this news to you.

23.          Who owns Ristretto?

•                  Ristretto is ultimately owned by investment funds managed by TDR Capital LLP, the European based private equity firm, and Capital Management and Investment plc, the UK listed investment vehicle.

24.          Where can I find additional information about the transaction?

•                  That information will be included in the proxy filing related to the transaction, which will be filed in the next several weeks.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Ristretto Group S.a.r.l. and Williams Scotsman International, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Williams Scotsman International, Inc.’s stockholders to approve the transaction.  Additional factors that may affect future results are contained in Williams Scotsman International, Inc.’s filings with the Securities and Exchange Commission (“SEC”), including Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Williams Scotsman International, Inc. plans to file with the SEC a Proxy Statement.  Investors and security holders of Williams Scotsman International, Inc. are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Williams Scotsman International, Inc., the proposed transaction and related matters.  The final Proxy Statement will be mailed to stockholders of Williams Scotsman International, Inc.  Investors and security holders of Williams Scotsman International, Inc. will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Williams Scotsman International, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from Williams Scotsman International, Inc. by directing a request to Williams Scotsman International, Inc., Investor Relations, 8211 Town Center Drive, Baltimore, Maryland 21236 or at Williams Scotsman International, Inc.’s Investor Relations page on its corporate website at www.willscot.com.

PARTICIPANTS IN SOLICITATION

Williams Scotsman International, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Williams Scotsman International, Inc.’s stockholders in respect of the proposed transaction.  Information regarding Williams Scotsman International, Inc.’s participants is available in Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 and Williams Scotsman International, Inc.’s proxy statement, dated March 30, 2007, for its 2007 annual meeting of stockholders, which are filed with the SEC.  Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.